STOCK OPTION AGREEMENT


Date of Grant June 26, 1996

               THIS GRANT, dated as of the date of grant first stated above (the "Date of Grant"), is delivered by Pioneer Railcorp ("Company") to (the "Optionee"), who is a employee of the Company.

               WHEREAS, the Board of Directors of the Company (the "Board") on May 28, 1996, adopted, with stockholder approval on June 26, 1996, the Pioneer Railcorp Incentive Stock Option Plan (the "Plan");

               WHEREAS, the Plan provides for the granting of incentive stock options by the Board to employees and directors of the Company to purchase, or to exercise certain rights with respect to, shares of the Class A Common Stock of the Company (the "Stock"), in accordance with the terms and provisions thereof; and

               WHEREAS, the Board considers the optionee to be a person who is eligible for a grant of incentive stock options under the Plan, and has determined that it would be in the best interest of the Company to grant the incentive stock options documented herein.

               NOW, THEREFORE, the parties agree as follows:

1. Grant of option.

Subject to the terms and conditions hereinafter set forth, the Company hereby grants to the Optionee, as of the Date of Grant, an option to purchase up to _____shares of Stock at a price of $___ per share, the fair market value of the Stock on the Date of Grant. (If the optionee is a ten percent shareholder, the option price is $___ per share, 110% of the fair market value of the stock on the date of grant).Such option is hereinafter referred to as the "Option" and the shares of stock purchasable upon exercise of the option are hereinafter sometimes referred to as the "Option Shares." The Option is intended by the parties hereto to be, and shall be treated as, an incentive stock option as such term is defined under Section 422 of the Internal Revenue Code of 1986.

2.   Exercise of Option.

The options will be fully vested and exercisable as of July 1, 2001. The vesting and exercise date of the options will be accelerated to the 10th consecutive business day that the stock trades at a price of at least $4.50 greater than the price of the stock on the close of business on June 26, 1996. Vested options may be exercised in whole or in part within 10 years from the date of grant, provided, however, that the aggregate fair market value of stock (as determined as of the date of grant)which first becomes exercisable with respect to any optionee in any calendar year may not exceed $100,000, regardless of the date the option is granted.

If the Optionee is a ten percent shareholder, any option must be exercised, if at all, within five (5) years from the Date of Grant.

3. Termination of option.

(a) Option shares shall survive only if the option holder's employment remains active with the Company until the options vest, unless the option holder dies prior thereto, in which case the holder's estate shall receive a pro-rata number of shares, based upon the time the employee worked under the plan. Any vested, unexercised options owned by a holder at death shall become the property of the holder's estate. (b) Upon the Optionee's termination of employment with the Company for any reason other than death, the Optionee may, for a period of six months thereafter, exercise any options which were exercisable on the date of termination. Any option not so exercised shall terminate.

4. Exercise of Options.

(a) The optionee may exercise the Option with respect to all or any part of the number of Option Shares then exercisable hereunder by giving the Company written notice of intent to exercise. The notice of exercise shall specify the number of Option Shares as to which the Option is to be exercised and the date of exercise thereof.
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(b)  Full  payment by the  Optionee  of the option  price for the Option  Shares purchased shall be made in cash on or before the exercise date specified in the notice of exercise.

     On the exercise date specified in the optionee's notice or as soon thereafter as is practicable, the Company shall cause to be delivered to the Optionee, a certificate or certificates for the Option Shares then being purchased upon full payment of such option Shares. The obligation of the Company to deliver Stock shall, however, be subject to the condition that if at any time the Board shall determine in its discretion that the listing, registration or qualification of the Option or the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Stock thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been affected or obtained free of any conditions not acceptable to the Board.

(c) If the Optionee fails to pay for any of the Option Shares specified in such notice or fails to accept delivery thereof, the Optionee's right to purchase such Option Shares may be terminated by the Company. The date specified in the

     Optionee's notice as the date of exercise shall be deemed the date of exercise of the option, provided that payment in full for the Option Shares to be purchased upon such exercise shall have been received by such date.

(d) Optionee shall comply with such additional procedures for exercise of the Option as are from time to time established by the Board.

5. Adjustment of and Changes in Stock of the Company.

In the event of a reorganization, recapitalization, change of shares, stock split, spin-off, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of capital stock of the Company, the Board shall make such adjustment as it deems appropriate in the number and kind of shares of Stock subject to the Option or in the option price; provided, however that such adjustment shall give the Optionee any additional benefits under the Option.

6.   Fair Market Value.

As used herein, the "fair market value" of a share of Stock shall be the closing price per share of Stock on the Chicago Stock Exchange, NASDAQ, or other recognized market source, as determined by the Board, on the applicable date of reference hereunder, or if there is no sale on such date, then the closing price on the last previous day on which a sale is reported. The fair market value of the Stock on June 26, 1996 is $_______ per share.

7.   No Rights of Stockholders.

Neither the Optionee nor any personal representative shall be, or shall have any of the rights or privileges of, a stockholder of the Company with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the option.

8.   Non-Transferability of Option.

During the Optionee's lifetime, the option hereunder shall be exercisable only by the Optionee or any guardian or legal representative of the Optionee, and the Option shall not be transferable except, in case of the death of the Optionee, by will or the laws of descent and distribution.

9.   Employment Not Affected.

Neither the grant of the option nor its exercise shall be construed as granting to the optionee any right with respect to continued employment with the Company.

10. Amendment of option.

The option may be amended by the Board at any time (I) if the Board determines, in its sole discretion, that amendment is necessary or advisable in light of the Internal Revenue Code of 1986 or in the regulations issued thereunder, or any federal or state securities law or other law or regulation or (ii) other than in the circumstances described in clause (I), with the consent of the Optionee, unless the amendment would not adversely affect the Optionee.

11. Notice.

Any notice to the Company provided for in this instrument shall be addressed to it at its offices at Peoria, Illinois, and any notice to the Optionee shall be addressed to the Optionee at the current address shown on the records of the Company. Any notice shall be deemed to by duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

12. Incorporation of Plan by Reference.

The option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan. The Board shall interpret and construe the Plan and this instrument, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

13. Governing Law.

The validity, construction, interpretation and effect of this instrument shall exclusively be governed by and determined in accordance with the law of the State of Illinois.


OPTIONEE                                 PIONEER RAILCORP



__________________                       By: /s/
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                                             its: